Exhibit 99.2

111 Huntington Avenue
Boston, MA 02199
(NYSE: BXP)

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael Walsh,	Marilynn Meek – General Info.
Vice President, Finance	(212) 445-8431
(617) 236-3410

Kathleen DiChiara	Timothy Grace – Media
Investor Relations Manager	(312) 640-6667
(617) 236-3343

BOSTON PROPERTIES, INC. ANNOUNCES

SECOND QUARTER 2004 RESULTS

Reports diluted FFO per share of $1.05	Reports diluted EPS of $0.80

BOSTON, MA, July 20, 2004 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the second quarter ended June 30, 2004.

Funds from Operations (FFO) for the quarter ended June 30, 2004 were $116.9 million, or $1.09 per share basic and $1.05 per share diluted. This compares to FFO for the quarter ended June 30, 2003 of $103.4 million, or $1.07 per share basic and $1.03 per share diluted before the application of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended. The weighted average number of basic and diluted shares outstanding totaled 107,215,662 and 115,207,736, respectively, for the quarter ended June 30, 2004 and 96,530,769 and 107,408,373, respectively, for the same quarter last year.

Net income available to common shareholders was $87.1 million for the three months ended June 30, 2004, compared to $63.2 million for the same quarter last year. Net income available to common shareholders per share (EPS) for the quarter ended June 30, 2004 was $0.81 basic and $0.80 on a diluted basis. This compares to EPS for the second quarter of 2003 of $0.66 basic and $0.64 on a diluted basis. EPS includes $0.19 and $0.04 on a diluted basis, related to net gains on sales of properties and other assets for the quarters ended June 30, 2004 and 2003, respectively.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended June 30, 2004. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of June 30, 2004, the Company’s portfolio consisted of 126 properties comprising approximately 43.6 million square feet, including three properties under construction totaling 2.0 million square feet. The overall percentage of leased space for the 120 properties in service as of June 30, 2004 was 92.5%.

Significant events of the second quarter include:

•	The Company increased its quarterly dividend payable to holders of the Company’s Common Stock from $0.63 per share to $0.65 per share. This represents a 3.2% increase.

•	The Company sold the following four non-core buildings aggregating approximately 411,000 square feet and three land parcels (one of which is subject to a ground lease):

Date	Property	Sales Price
4/1/04	Decoverly Two, Three, Six, and Seven located in Rockville, Maryland (two buildings and two land parcels)	$42.0 million
4/1/04	The Arboretum located in Reston, Virginia (one building)	$21.5 million
5/21/04	38 Cabot Boulevard located in Langhorne, Pennsylvania (one industrial building)	$ 5.8 million
6/10/04	Burlington Mall Road located in Burlington, Massachusetts (one land parcel)	$ 1.9 million

•	On April 1, 2004, the Company acquired 1330 Connecticut Avenue, a 259,000 square foot Class-A office property in Washington, D.C., at a purchase price of $86.6 million. In addition, the Company paid $1.4 million of closing costs and will be obligated to fund $9.2 million for tenant and capital improvements during the first two years of ownership. The acquisition was financed with the assumption of mortgage indebtedness secured by the property totaling $52.4 million (which bears interest at a fixed rate of 7.58% per annum and matures in 2011) and available cash. The property is 99% leased.

•	On April 26, 2004, the Company amended its lease with Genentech at its 611 Gateway Boulevard property in South San Francisco, California to expand into an additional 111,273 square feet with an expected term commencement in December 2004. With the expansion, Genentech will occupy the entire building consisting of 256,302 square feet.

•	On May 4, 2004, 1,070,437 Series Two Preferred Units of the Company’s Operating Partnership were converted by the holders into 1,404,772 common Operating Partnership Units, which common Operating Partnership Units were subsequently redeemed by the Company in exchange for an equal number of shares of Common Stock.

•	On May 5, 2004, during the Annual Meeting of Stockholders, Carol B. Einiger was elected as a new independent member of the Company’s Board of Directors by the Company’s Stockholders.

•	On May 27, 2004, the Company executed a contract for the sale of 560 Forbes Boulevard, an industrial property totaling approximately 40,000 square feet located in South San Francisco, California, for $4.0 million. The Company has a 35.7% interest in this property. The sale is subject to the satisfaction of customary closing conditions and, although there can be no assurances that the sale will be consummated on the terms currently contemplated or at all, we expect the transaction will close by the end of November 2004.

•	On June 21, 2004, the Company executed a contract for the sale of Sugarland Business Park - Building One, an office/technical property totaling approximately 52,000 square feet located in Herndon, Virginia, for $7.8 million. The sale is subject to the satisfaction of customary closing conditions and, although there can be no assurances that the sale will be consummated on the terms currently contemplated or at all, we expect the transaction will close by the end of August 2004.

•	On June 25, 2004, the Company signed a new lease with the law firm Heller, Ehrman, White & McAuliffe totaling 133,733 square feet at Times Square Tower. Times Square Tower, which had an initial occupancy in April of this year, is now approximately 47% leased.

Transactions completed subsequent to June 30, 2004:

•	On July 14, 2004, the Company broke ground for the construction of Seven Cambridge Center, a build-to-suit project with approximately 231,000 square feet of office, research laboratory and retail space located in Cambridge, Massachusetts. The Company has signed a lease with the Massachusetts Institute of Technology (MIT) for the Eli and Edythe L. Broad Institute to occupy 100% of the space. The Company expects that the building will be complete and available for occupancy during the first quarter of 2006.

EPS and FFO Per Share Guidance:

The Company’s guidance for the third quarter of 2004 and the full year 2004 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. The reconciliation of projected EPS to projected FFO per share, as provided below, is consistent with the Company’s historical computations.

	Third Quarter 2004			Full Year 2004
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.62	-	$0.63	$2.67	-	$2.72

Add:
Projected Company Share of Real Estate Depreciation and Amortization	$0.43	-	$0.43	$1.73	-	$1.73

Less:
Gains on Sales of Real Estate	$0.02	-	$0.02	$0.30	-	$0.30

Projected FFO per Share (diluted)	$1.03	-	$1.04	$4.10	-	$4.15

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call tomorrow, July 21, 2004 at 10:00 AM (Eastern Time), open to the general public, to discuss the second quarter 2004 results, the 2004 projections and other related matters. The number to call for this interactive teleconference is (800) 218-8862. A replay of the conference call will be available through July 28, 2004 by dialing (800) 405-2236 and entering the passcode 11002007. An audio-webcast will also be archived and may be accessed at www.bostonproperties.com in the Investors section under the heading Audio Archive.

Additionally, a copy of Boston Properties’ second quarter 2004 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of the Company’s website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

Investor Relations

Boston Properties, Inc.

111 Huntington Avenue, Suite 300

Boston, MA 02199-7610

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class-A office, industrial and hotel properties. The Company is one of the largest owners and developers of Class-A office properties in the United States, concentrated in four core markets – Boston, Midtown Manhattan, Washington, D.C. and San Francisco.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, including its guidance for the third quarter of 2004 and the full year 2004.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
	(in thousands, except for per share amounts)
	(unaudited)
Revenue
Rental:
Base rent	$265,397	$246,943	$520,937	$492,362
Recoveries from tenants	39,421	36,902	80,246	76,362
Parking and other	14,094	13,945	27,292	28,139

Total rental revenue	318,912	297,790	628,475	596,863
Hotel revenue	19,166	17,213	32,344	30,459
Development and management services	5,965	5,429	9,291	10,019
Interest and other	1,090	663	8,618	1,078

Total revenue	345,133	321,095	678,728	638,419

Expenses
Operating:
Rental	101,864	94,990	202,832	193,332
Hotel	13,376	12,258	25,054	23,429
General and administrative	12,493	11,028	25,093	22,427
Interest	74,789	75,447	149,094	149,092
Depreciation and amortization	60,737	50,323	117,064	99,760
Net derivative losses	—	991	—	1,923
Losses from early extinguishments of debt	—	—	6,258	1,474

Total expenses	263,259	245,037	525,395	491,437

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and other assets and discontinued operations	81,874	76,058	153,333	146,982
Minority interests in property partnerships	1,238	268	1,566	696
Income from unconsolidated joint ventures	879	1,353	2,256	4,011

Income before minority interest in Operating Partnership, gains on sales of real estate and other assets and discontinued operations	83,991	77,679	157,155	151,689
Minority interest in Operating Partnership	(17,908)	(18,924)	(35,227)	(37,237)

Income before gains on sales of real estate and other assets and discontinued operations	66,083	58,755	121,928	114,452
Gains on sales of real estate and other assets, net of minority interest	1,377	3,546	8,108	56,513

Income before discontinued operations	67,460	62,301	130,036	170,965
Discontinued Operations:
Income from discontinued operations, net of minority interest	69	935	1,015	3,849
Gains on sales of real estate from discontinued operations, net of minority interest	19,589	—	22,010	73,611

Net income available to common shareholders	$87,118	$63,236	$153,061	$248,425

Basic earnings per common share:
Income available to common shareholders before discontinued operations	$0.63	$0.65	$1.25	$1.78
Discontinued operations, net of minority interest	0.18	0.01	0.22	0.80

Net income available to common shareholders	$0.81	$0.66	$1.47	$2.58

Weighted average number of common shares outstanding	107,216	96,531	104,053	96,134

Diluted earnings per common share:
Income available to common shareholders before discontinued operations	$0.62	$0.63	$1.22	$1.75
Discontinued operations, net of minority interest	0.18	0.01	0.22	0.80

Net income available to common shareholders	$0.80	$0.64	$1.44	$2.55

Weighted average number of common and common equivalent shares outstanding	109,016	98,213	106,255	97,454

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2004	December 31, 2003
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$8,427,296	$8,202,958
Development in progress	606,012	542,600
Land held for future development	230,155	232,098
Real estate held for sale, net	5,756	5,604
Less: accumulated depreciation	(1,099,715)	(1,001,435)

Total real estate	8,169,504	7,981,825

Cash and cash equivalents	227,698	22,686
Cash held in escrows	27,888	21,321
Tenant and other receivables, net of allowance for doubtful accounts of $3,026 and $3,157, respectively	11,637	18,425
Accrued rental income, net of allowance of $4,895 and $5,030, respectively	215,536	189,852
Deferred charges, net	212,666	188,855
Prepaid expenses and other assets	33,388	39,350
Investments in unconsolidated joint ventures	83,950	88,786

Total assets	$8,982,267	$8,551,100

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$3,524,202	$3,471,400
Unsecured senior notes, net of discount	1,470,501	1,470,320
Unsecured line of credit	—	63,000
Accounts payable and accrued expenses	91,790	92,026
Dividends and distributions payable	91,350	84,569
Interest rate contracts	4,800	8,191
Accrued interest payable	50,318	50,931
Other liabilities	89,145	80,367

Total liabilities	5,322,106	5,320,804

Commitments and contingencies	—	—

Minority interests	804,172	830,133

Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 108,239,387 and 98,309,077 shares issued and 108,160,487 and 98,230,177 shares outstanding in 2004 and 2003, respectively	1,082	982
Additional paid-in capital	2,544,278	2,104,158
Earnings in excess of dividends	336,704	320,900
Treasury common stock, at cost	(2,722)	(2,722)
Unearned compensation	(7,367)	(6,820)
Accumulated other comprehensive loss	(15,986)	(16,335)

Total stockholders’ equity	2,855,989	2,400,163

Total liabilities and stockholders’ equity	$8,982,267	$8,551,100

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
	(in thousands, except for per share amounts)
	(unaudited)
Net income available to common shareholders	$87,118	$63,236	$153,061	$248,425

Add:
Minority interest in Operating Partnership	17,908	18,924	35,227	37,237
Less:
Minority interests in property partnerships	1,238	268	1,566	696
Income from unconsolidated joint ventures	879	1,353	2,256	4,011
Gains on sales of real estate and other assets, net of minority interest	1,377	3,546	8,108	56,513
Income from discontinued operations, net of minority interest	69	935	1,015	3,849
Gains on sales of real estate from discontinued operations, net of minority interest	19,589	—	22,010	73,611

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and other assets and discontinued operations	81,874	76,058	153,333	146,982

Add:
Real estate depreciation and amortization	61,919	52,338	119,792	104,129
Income from discontinued operations	83	1,157	1,230	4,721
Income from unconsolidated joint ventures	879	1,353	2,256	4,011
Loss from early extinguishment of debt associated with sales of real estate	—	—	—	1,474
Less:
Minority interests in property partnerships’ share of funds from operations	(158)	(842)	(1,062)	(1,708)
Preferred distributions	(3,813)	(5,852)	(8,198)	(11,623)

Funds from operations	140,784	124,212	267,351	247,986

Add:
Net derivative losses (SFAS No. 133)	—	991	—	1,923

Funds from operations before net derivative losses (SFAS No. 133)	$140,784	$125,203	$267,351	$249,909

Funds from operations available to common shareholders before net derivative losses (SFAS No. 133)	$116,904	$103,360	$220,696	$206,096

Weighted average shares outstanding - basic	107,216	96,531	104,053	96,134

FFO per share basic before net derivative losses (SFAS No. 133)	$1.09	$1.07	$2.12	$2.14

FFO per share basic after net derivative losses (SFAS No. 133)	$1.09	$1.06	$2.12	$2.13

Weighted average shares outstanding - diluted	115,208	107,408	112,895	106,652

FFO per share diluted before net derivative losses (SFAS No. 133)	$1.05	$1.03	$2.04	$2.06

FFO per share diluted after net derivative losses (SFAS No. 133)	$1.05	$1.02	$2.04	$2.04

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”), including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures.

The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. In addition to presenting FFO in accordance with the NAREIT definition, we also disclose FFO after specific supplemental adjustments, including net derivative losses. Although our FFO as adjusted clearly differs from NAREIT’s definition of FFO, as well as that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and FFO as adjusted should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2004	December 31, 2003
Greater Boston	89.2%	88.9%
Greater Washington, D.C.	97.2%	95.1%
Midtown Manhattan	98.6%	99.4%
Baltimore, MD	94.7%	95.1%
Richmond, VA	91.7%	89.2%
Princeton/East Brunswick, NJ	89.6%	93.4%
Greater San Francisco	83.4%	82.4%
Bucks County, PA	N/A	100.0%

Total Portfolio	92.5%	92.1%

	% Leased by Type
	June 30, 2004	December 31, 2003
Class A Office Portfolio	92.7%	92.7%
Office/Technical Portfolio	96.7%	89.4%
Industrial Portfolio	20.8%	56.6%

Total Portfolio	92.5%	92.1%